SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated January 9, 2003

of

ARRIS GROUP, INC.

A Delaware Corporation
IRS Employer Identification No. 58-2588724
SEC File Number 001-16631

11450 Technology Circle
Duluth, Georgia 30097
(678) 473-2000

Item 5. Other Events and Required FD Disclosure.

     On January 8, 2003, Arris Group made a presentation about the company to analysts and portfolio managers at the Needham Growth Conference in New York City, New York. Arris Group is filing this Form 8-K to file under Item 5 one of the slides presented at the conference. For more information on the conference and the company’s slide show presentation, please refer to the Form 8-K of Arris Group filed on January 8, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1 Slide 16 of the Arris Group, Inc. slide show presentation presented at the Needham Growth Conference on January 8, 2003.

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SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arris Group, Inc.

By: /s/ David B. Potts David B. Potts Senior Vice President, Finance

Dated: January 9, 2003

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